Exhibit 99.1 Fiscal 2004 3rd Quarter Earnings Announcement

FROM:	KENNAMETAL INC. P.O. Box 231 Latrobe, PA 15650 724-539-6141
Investor Relations
Contact: Beth A. Riley

Media Relations
Contact: Joy Chandler

DATE:	April 28, 2004

FOR RELEASE:	Immediate

KENNAMETAL CONTINUES STRONG GROWTH TREND IN THIRD QUARTER

–	Sales up 14 percent over last year

–	Reported earnings per diluted share of $0.66, up 144 percent over last year

–	Strong cash flow

LATROBE, Pa., April 28, 2004 - Kennametal Inc. (NYSE: KMT) today reported fiscal 2004 third-quarter earnings of $0.66 per diluted share compared with reported earnings of $0.27 per diluted share last year and exceeding previous guidance provided for the quarter. There were no special items to report in the fiscal 2004 third quarter, which was 74 percent above last year’s comparable earnings per diluted share of $0.38, excluding special items.

Earnings Per Share

Original Company Guidance (1/28/04)	$0.50 to $0.60
(Updated to $0.65 on 4/19/04)
Analyst Estimate Range (4/16/04)	$0.52 to $0.60
Earnings Per Share	$0.66

For the first nine months of fiscal 2004, reported earnings of $1.20 per diluted share compared with earnings of $0.65 per diluted share last year. Excluding special items in each period, diluted earnings of $1.34 per share were 40 percent above the prior year’s comparable earnings of $0.96 per share.

Kennametal Chairman, President and Chief Executive Officer, Markos I. Tambakeras, said, “We were pleased to deliver a quarter of strong earnings growth, as improving markets combined with the implementation of the Kennametal Value Business System (KVBS) by Kennametal employees allowed us to leverage the many improvements we have made to our business. Investments in product innovation, marketing

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initiatives, and acquisitions allowed us to outperform several of our end markets. This improvement was broad-based, and included Metalworking North America and Rest-of-World, Mining and Construction and Energy, and the J&L distribution business. In addition to the top-line growth, our earnings benefited from our streamlined cost structure.”

Highlights of the Fiscal 2004 Third Quarter

•	Sales of $524 million were 14 percent above the prior year comparable quarter primarily on 6 percent organic sales growth, 2 percent from additional workdays, and 6 percent benefit from foreign currency exchange rates.

•	Reported net income was $24.1 million versus net income of $9.7 million in the same quarter last year. Reported net income grew 80 percent compared to net income excluding special items of $13.3 million last year, reflecting the benefits of increased volume, mix, and a leaner cost structure.

•	Net cash flow from operations was $54 million, versus $40 million for the prior year. Free operating cash flow totaled $41 million for the quarter, versus $26 million in last year’s comparable quarter due largely to the improved operating performance.

•	As of March 31, 2004, total debt was $494 million, down $31 million from June 2003, and $86 million below March 2003.

•	Debt to capital decreased to 37 percent, from 43 percent at the end of March in the prior year.

•	Concluded the acquisition of Conforma Clad Inc.

Highlights of First Nine Months of Fiscal 2004

•	Sales of $1.4 billion were 10 percent above the prior year comparable period on a 2 percent improvement from organic sales growth, 3 percent incremental sales from acquisitions, and a 5 percent improvement from foreign currency exchange rates.

•	Reported net income totaled $43.7 million versus $23.0 million in last year’s comparable period, a 90 percent increase. Excluding special items in both periods, net income improved 43% to $48.5 million in the current nine-month period.

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Outlook

Tambakeras said, “Entering the final quarter of our year, we are optimistic that the momentum we built through the March quarter will continue, with strong sequential earnings growth in the June quarter. We anticipate that improvement in North American markets will increase, Europe will remain fairly stable and the developing markets will sustain recent high growth rates. Further, we expect that the Kennametal Value Business System (KVBS) will support additional outperformance.”

Sales for the fourth quarter of fiscal 2004 are expected to grow 10 to 12 percent year-over-year, including the impact of currency. Organic growth is anticipated to be 6 to 8 percent year-over-year. Reported diluted earnings per share are expected to be $0.70 to $0.80 per share, up 56 to 78 percent compared to the prior year.

Based on forecasted results for the fourth quarter, reported diluted earnings per share are expected to be $1.90 to $2.00 per share for fiscal 2004. This includes net special charges to date of approximately $0.14 per share. Excluding these charges, diluted earnings per share are forecasted to range from $2.05 to $2.15 per share. As previously stated, the earnings outlook for the full year includes approximately $0.12 per share of accretion from the Widia acquisition.

Kennametal anticipates net cash flow provided by operating activities of approximately $155 to $175 million in fiscal 2004. Purchases of property, plant and equipment, net of proceeds from disposals of property, plant and equipment are expected to be approximately $50 to $55 million. Adjusting net cash flow provided by operating activities for the above items, Kennametal expects to generate between $100 and $125 million of free operating cash flow for fiscal 2004.

Kennametal advises shareholders to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

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Dividend Declared

Kennametal also announced its Board of Directors declared a quarterly cash dividend of $0.17 cents per share, payable May 25, 2004, to shareowners of record as of the close of business May 10, 2004.

Third quarter results will be discussed in a live Internet broadcast at 10:00 a.m. today. Access the live or archived conference by visiting the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

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This release contains “forward-looking’’ statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global economic conditions; future terrorist attacks; epidemics; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; demands on management resources; risks associated with international markets such as currency exchange rates, and social and political environments; competition; labor relations; commodity prices; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Kennametal Inc. aspires to be the premier tooling solutions supplier in the world with operational excellence throughout the value chain and best-in-class manufacturing and technology. Kennametal strives to deliver superior shareowner value through top-tier financial performance. The company provides customers a broad range of technologically advanced tools, tooling systems and engineering services aimed at improving customers’ manufacturing competitiveness. With about 13,500 employees worldwide, the company’s annual sales approximate $1.9 billion, with nearly half coming from sales outside the United States. Kennametal is a five-time winner of the GM “Supplier of the Year” award and is represented in more than 60 countries. Kennametal operations in Europe are headquartered in Fürth, Germany. Kennametal Asia Pacific operations are headquartered in Singapore. For more information, visit the company’s web site at www.kennametal.com.

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FINANCIAL HIGHLIGHTS

Consolidated financial highlights for Kennametal Inc. (NYSE: KMT) for the quarter and nine months ended March 31, 2004 and 2003 are shown in the following tables (in thousands, except per share amounts).

Consolidated Statements of Income (Unaudited)

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
Sales	$524,230	$459,243	$1,429,583	$1,295,192
Cost of goods sold(A)	348,376	307,582	961,990	875,079

Gross profit	175,854	151,661	467,593	420,113
Operating expense(B)	132,218	122,592	378,180	343,104
Restructuring and asset impairment charges	—	3,269	3,670	11,649
Amortization of intangibles	614	1,196	1,570	3,310

Operating income	43,022	24,604	84,173	62,050
Interest expense	6,332	8,979	19,479	27,058
Other (income) expense, net(C)	508	713	(2,010)	(414)

Income before provision for income taxes and minority interest	36,182	14,912	66,704	35,406
Provision for income taxes	11,579	4,474	21,345	10,622
Minority interest	533	739	1,632	1,786

Net income	$24,070	$9,699	$43,727	$22,998

Basic earnings per share	$0.67	$0.28	$1.23	$0.65

Diluted earnings per share	$0.66	$0.27	$1.20	$0.65

Dividends per share	$0.17	$0.17	$0.51	$0.51

Basic weighted average shares outstanding	35,828	35,243	35,589	35,137

Diluted weighted average shares outstanding	36,662	35,480	36,307	35,412

(A)	For the nine months ended March 31, 2004, these amounts include charges of $0.1 million for integration activities related to the Widia acquisition, $2.9 million related to restructuring programs, and $0.8 million for a pension curtailment. For the quarter and nine months ended March 31, 2003, these amounts include charges of $0.1 million and $0.2 million, respectively, for integration activities related to the Widia acquisition.

(B)	For the nine months ended March 31, 2004, these amounts include charges of $1.8 million related to a note receivable from a divestiture of a business by Kennametal in 2002, $0.5 million related to a pension curtailment, and $1.4 million for integration activities related to the Widia acquisition. For the quarter and nine months ended March 31, 2003, these amounts include charges of $1.8 million and $3.8 million, respectively, for integration activities related to the Widia acquisition.

(C)	For the nine months ended March 31, 2004, these amounts include income of $4.4 million related to a gain on the sale of Toshiba Tungaloy investment and a charge of $0.2 million on a note receivable from a divestiture of a business by Kennametal in 2002.

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FINANCIAL HIGHLIGHTS (Continued)

In addition to reported results under U.S. GAAP, the following financial highlight tables also include, where appropriate, a reconciliation of results excluding special items and free operating cash flow (which are non-GAAP measures), to the most directly comparable GAAP measures. Management believes that each of these non-GAAP financial measures is useful to investors to more easily compare the Company’s financial performance period to period.

RECONCILIATION TO GAAP - QUARTER ENDED MARCH 31, 2003 (Unaudited)

					Diluted
		Operating	Operating	Net	Earnings
	Gross Profit	Expenses	Income	Income	Per Share
2003 Reported Results	$151,661	$122,592	$24,604	$9,699	$0.27
MSSG Restructuring	—	—	1,077	754	0.02
AMSG Restructuring	—	—	1,104	773	0.02
Corporate Restructuring	—	—	278	195	0.01
J&L Restructuring	—	—	801	561	0.02
FSS Restructuring	—	—	9	6	—
Widia Integration Costs-MSSG	144	(1,767)	1,911	1,337	0.04
Widia Integration Costs-AMSG	—	(18)	18	13	—

2003 Results Excluding Special Items	$151,805	$120,807	$29,802	$13,338	$0.38

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FINANCIAL HIGHLIGHTS (Continued)

RECONCILIATION TO GAAP - NINE MONTHS ENDED MARCH 31 (Unaudited)

				Other		Diluted
		Operating	Operating	(Income) /	Net	Earnings
	Gross Profit	Expenses	Income	Expense	Income	Per Share
2004 Reported Results	$467,593	$378,180	$84,173	$(2,010)	$43,727	$1.20
MSSG Restructuring	2,850	—	5,023	—	3,416	0.10
AMSG Restructuring	—	—	1,497	—	1,018	0.03
Widia Integration Costs - MSSG	63	(1,448)	1,511	—	1,027	0.03
Widia Integration Costs - AMSG	48	—	48	—	33	—
Pension Curtailment	779	(520)	1,299	—	883	0.02
Gain on Toshiba Investment	—	—	—	4,397	(2,990)	(0.08)
Note Receivable	—	(1,817)	1,817	(183)	1,360	0.04

2004 Results Excluding Special Items	$471,333	$374,395	$95,368	$2,204	$48,474	$1.34

2003 Reported Results	$420,113	$343,104	$62,050	$(414)	$22,998	$0.65
MSSG Restructuring	—	—	5,926	—	4,148	0.12
AMSG Restructuring	—	—	3,182	—	2,227	0.06
Corporate Restructuring	—	—	1,236	—	865	0.02
J&L Restructuring	—	—	1,267	—	888	0.03
FSS Restructuring	—	—	38	—	26	—
Widia Integration Costs - MSSG	198	(3,784)	3,982	—	2,787	0.08
Widia Integration Costs - AMSG	—	(22)	22	—	16	—

2003 Results Excluding Special Items	$420,311	$339,298	$77,703	$(414)	$33,955	$0.96

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FINANCIAL HIGHLIGHTS (Continued)

SEGMENT DATA (Unaudited):

	Quarter Ended March 31,		Nine Months Ended March 31,
	2004	2003 *	2004	2003 *
Outside Sales:
Metalworking Solutions and Services Group	$317,506	$286,601	$872,128	$796,835
Advanced Materials Solutions Group	111,464	89,849	299,846	256,563
J&L Industrial Supply	60,074	51,729	158,554	148,012
Full Service Supply	35,186	31,064	99,055	93,782

Total Outside Sales	$524,230	$459,243	$1,429,583	$1,295,192

Sales By Geographic Region:
Within the United States	$268,359	$239,565	$737,176	$708,195
International	255,871	219,678	692,407	586,997

Total Outside Sales	$524,230	$459,243	$1,429,583	$1,295,192

Operating Income (Loss), as reported:
Metalworking Solutions and Services Group	$36,751	$23,593	$82,937	$64,597
Advanced Materials Solutions Group	15,146	9,320	36,375	27,044
J&L Industrial Supply	6,419	1,323	13,410	5,209
Full Service Supply	376	31	(64)	(320)
Corporate and Eliminations	(15,670)	(9,663)	(48,485)	(34,480)

Total Operating Income	$43,022	$24,604	$84,173	$62,050

Operating Income (Loss), excluding special charges:
Metalworking Solutions and Services Group	$36,751	$26,581	$89,471	$74,505
Advanced Materials Solutions Group	15,146	10,442	37,920	30,248
J&L Industrial Supply	6,419	2,124	13,410	6,476
Full Service Supply	376	40	(64)	(282)
Corporate and Eliminations	(15,670)	(9,385)	(45,369)	(33,244)

Total Operating Income	$43,022	$29,802	$95,368	$77,703

*	Prior year segment data has been restated for organizational changes.

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FINANCIAL HIGHLIGHTS (Continued)

OPERATING INCOME / (LOSS) RECONCILIATION (Unaudited):

QUARTER ENDED MARCH 31,

	MSSG	AMSG	J&L	FSS	Corp & Elim	Total
2003 Reported Operating Income (Loss)	$23,593	$9,320	$1,323	$31	$(9,663)	$24,604
Restructuring	1,077	1,104	801	9	278	3,269
Widia Integration Costs	1,911	18	—	—	—	1,929

2003 Operating Income (Loss) Excluding Special Charges	$26,581	$10,442	$2,124	$40	$(9,385)	$29,802

NINE MONTHS ENDED MARCH 31,

	MSSG	AMSG	J&L	FSS	Corp & Elim	Total
2004 Reported Operating Income (Loss)	$82,937	$36,375	$13,410	$(64)	$(48,485)	$84,173
Restructuring	5,023	1,497	—	—	—	6,520
Widia Integration Costs	1,511	48	—	—	—	1,559
Pension Curtailment	—	—	—	—	1,299	1,299
Note Receivable	—	—	—	—	1,817	1,817

2004 Operating Income (Loss) Excluding Special Charges	$89,471	$37,920	$13,410	$(64)	$(45,369)	$95,368

2003 Reported Operating Income (Loss)	$64,597	$27,044	$5,209	$(320)	$(34,480)	$62,050
Restructuring	5,926	3,182	1,267	38	1,236	11,649
Widia Integration Costs	3,982	22	—	—	—	4,004

2003 Operating Income (Loss) Excluding Special Charges	$74,505	$30,248	$6,476	$(282)	$(33,244)	$77,703

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FINANCIAL HIGHLIGHTS (Continued)

RECONCILIATION TO FREE OPERATING CASH FLOW INFORMATION (Unaudited)

	Quarter Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
Net income	$24,070	$9,699	$43,726	$22,998
Other non-cash items	4,238	2,593	15,457	8,082
Depreciation and amortization	16,913	21,839	48,753	61,819
Change in inventory	(1,969)	1,144	13,468	14,644
Change in accounts receivable	(26,610)	(30,063)	(3,213)	848
Change in accounts payable	18,260	28,172	9,080	2,436
Change in other assets and liabilities	19,222	6,215	(17,805)	3,359

Net cash flow provided by operating activities	54,124	39,599	109,466	114,186
Purchase of property, plant and equipment	(14,207)	(13,955)	(36,060)	(35,966)
Proceeds from disposals of property, plant and equipment	610	661	2,998	1,504

Free operating cash flow	$40,527	$26,305	$76,404	$79,724

CONDENSED BALANCE SHEETS (Unaudited)

	Quarter Ended
	03/31/04	12/31/03	09/30/03	06/30/03	03/31/03
ASSETS
Cash and equivalents	$27,528	$15,086	$14,720	$15,093	$17,250
Accounts receivable, net of allowance	248,879	223,087	232,146	231,803	235,908
Inventories	387,202	386,250	387,877	389,613	408,996
Deferred income taxes	87,651	88,020	86,888	97,237	81,651
Other current assets	38,803	39,460	47,003	48,606	44,286

Total current assets	790,063	751,903	768,634	782,352	788,091

Property, plant and equipment, net	481,793	487,530	489,242	489,828	476,208
Goodwill and Intangible assets, net	554,614	500,890	484,662	473,173	491,987
Other assets	59,641	72,802	67,108	68,534	107,159

Total	$1,886,111	$1,813,125	$1,809,646	$1,813,887	$1,863,445

LIABILITIES
Short-term debt, including notes payable	$8,193	$12,872	$11,375	$10,845	$15,068
Accounts payable	132,246	112,563	107,653	118,509	120,981
Accrued liabilities	202,460	183,835	197,578	206,993	208,816

Total current liabilities	342,899	309,270	316,606	336,347	344,865

Long-term debt	486,119	468,455	508,763	514,842	565,067
Deferred income taxes	38,045	36,087	41,368	43,543	38,382
Other liabilities	192,546	191,585	180,258	178,698	140,550

Total liabilities	1,059,609	1,005,397	1,046,995	1,073,430	1,088,864

MINORITY INTEREST	16,598	16,286	16,089	18,880	18,070

SHAREOWNERS’ EQUITY	809,904	791,442	746,562	721,577	756,511

Total	$1,886,111	$1,813,125	$1,809,646	$1,813,887	$1,863,445

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FINANCIAL HIGHLIGHTS (Continued)

Debt to Capital Reconciliation (Unaudited)

	Quarter Ended March 31,
	2004	2003
Total Debt	494,312	580,135
Total Shareowners’ Equity	809,904	756,511

Debt to Equity, GAAP	37.9%	43.4%
Total Debt	494,312	580,135
Minority Interest	16,598	18,070
Total Shareowners’ Equity	809,904	756,511

Total Capital	1,320,814	1,354,716
Debt to Capital	37.4%	42.8%

RECONCILIATION OF FORECASTED GAAP EPS (Unaudited)

FY03 4Q EPS - As Reported	($0.14)
MSSG Restructuring	0.06
AMSG Restructuring	0.02
AMSG Electronics Impairment	0.43
Widia Integration - MSSG	0.06
Widia Integration - AMSG	0.02

FY03 4Q EPS - Excluding Special Items	$0.45
Forecasted Increase	56% - 78%
FY04 4Q Forecasted EPS - Excluding Special Items	$0.70 - $0.80

RECONCILIATION OF FORECASTED GAAP CASH FLOW INFORMATION (Unaudited)

Twelve Months Ended
June 30, 2004
Forecasted net cash flow provided by operating activity	$155,000 - $175,000
Forecasted purchases and disposals of property, plant and equipment	50,000 - 55,000

Forecasted free operating cash flow	$100,000 - $125,000

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